UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 8, 2008

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9356	23-2432497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five TEK Park 9999 Hamilton Blvd.
Breinigsville, Pennsylvania		18031
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 904-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01         Completion of Acquisition or Disposition of Assets.

On February 8, 2008, Buckeye Partners, L.P. (the “Partnership”) completed the previously announced acquisition of all of the equity interests in Farm & Home Oil Company LLC (“Farm & Home”).  Farm & Home is a major regional distributor of refined petroleum products in northeastern and central Pennsylvania and surrounding areas.  During the fiscal year ending June 30, 2007, it provided over 550 million gallons of refined petroleum products, including gasoline and distillates, to customers through a network of five terminals and other company-owned distribution assets.

The acquisition of the equity interests in Farm & Home by Buckeye Energy Holdings LLC (the “Purchaser”), a Delaware limited liability company and a wholly-owned subsidiary of the Partnership, pursuant to the Purchase Agreement, dated as of December 21, 2007 (the “Purchase Agreement”), by and among Farm & Home, Richard A. Longacre, as sellers’ representative, the shareholders of Farm & Home and the Purchaser, was for total cash consideration of $145.5 million, $7.3 million of which was deposited with an escrow agent to be held and disbursed by the escrow agent in accordance with the terms of an escrow agreement.

The Partnership financed the acquisition of Farm & Home on an interim basis through the use of existing credit facilities and expects to finance the purchase on a permanent basis through the issuance of limited partnership units.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Immediately following the completion of the Partnership’s acquisition of Farm & Home described in Item 2.01 above, on February 8, 2008, Farm & Home entered into the Seventh Amendment (the “Amendment”) to the Loan and Security Agreement, dated December 16, 2004 (the “Loan Agreement”), by and among Farm & Home, Univest National Bank and Trust Co., as agent (the “Agent”), Wachovia Bank, National Association, and other lenders named in the Loan Agreement (the “Lenders”), as amended.

The Loan Agreement and the Amendment are permitted under the Partnership’s 5-year unsecured credit facility with Suntrust Bank, N.A. (the “SunTrust Facility”) as a result of the third amendment to the SunTrust Facility (the “Suntrust Amendment”), which is described in the Partnership’s Form 8-K filed with the Securities and Exchange Commission on January 24, 2008.  The SunTrust Amendment, among other things, permits Farm & Home to incur up to $250,000,000 of secured indebtedness through the Loan Agreement and/or through one or more new credit facilities.

The Loan Agreement provides for credit facilities to Farm & Home of up to $160,000,000, comprised of a revolving working capital credit facility (the “Working Capital Line”) and a term loan (the “Term Loan”).  Loans extended to Farm & Home under the Working Capital Line bear interest at either the Prime Rate (as defined in the Loan Agreement) minus 0.5% or LIBOR (as defined in the Loan Agreement) plus 1.35% on the first $50 million of borrowings and LIBOR plus 1.65% for borrowings in excess $50 million, based on the election of Farm & Home for each interest period.  Letters of credit in an aggregate amount not to exceed $3,500,000 may also be issued under the Working Capital Line from time to time at the request of Farm & Home, subject to the terms of the Loan Agreement.  All indebtedness under the Loan Agreement is secured by liens on substantially all of the assets of Farm & Home.  There is currently approximately $100,000,000 of outstanding borrowings under the Working Capital Line.  The Term Loan was paid in full prior to Farm & Home’s entry into the Amendment and no additional borrowings may be made under the Term Loan.

The Loan Agreement contains certain negative covenants that restrict Farm & Home from, among other things, (i) consolidating or merging with or into any other entity, (ii) forming or acquiring any interest in any firm, corporation or other entity, (iii) altering or modifying any of its articles or certificate of incorporation or any operating agreement, names, mailing addresses, principal places of business, structure, status or existence or (iv) engaging in any business, operation or activity materially different from that which it presently conducts.  Farm & Home and its sole member may not transfer or redeem any membership interests or other securities of Farm & Home, and Farm & Home may not enter into any new throughput or similar arrangements without prior notice to the Agent.  Farm & Home may not incur or create any liability or indebtedness other than (i) under the Loan Agreement, (ii) under any existing or future obligations under or in connection with any swap agreements with any Lender or any affiliate of a Lender, (iii) other indebtedness in an aggregate amount not exceeding $1,000,000 and (iv) current accounts payable incurred in the ordinary course of Farm & Home’s business, accrued expenses and other current items arising out of transactions (other than borrowings) in the ordinary course of Farm & Home’s business.

The Loan Agreement also requires Farm & Home to meet certain financial covenants, including requirements to maintain:

•           its Tangible Net Worth (the aggregate amount by which all assets of Farm & Home excluding intangible assets and accumulated other comprehensive income or loss exceed the aggregate amount of liabilities of Farm & Home), for each period from June 30 through the following June 29 (each a “Testing Period”), equal to (the “Tangible Net Worth Requirement”) the greater of (A) the Tangible Net Worth Requirement hereunder for the prior Testing Period (which for the period ending June 30, 2007 was $33,676,000) and (B) the sum of the Tangible Net Worth Requirement hereunder for the prior Testing Period plus 50% of Farm & Home’s net income for the fiscal year then ended;

•           a ratio of (A) the sum of all indebtedness of Farm & Home for borrowed money to (B) Tangible Net Worth of not greater than 2.50 to 1.00; and

•           for each rolling four-quarter period, a ratio of pre-tax income (excluding extraordinary gains or losses, cash dividends and distributions but including interest expense, amortization and depreciation) to interest expense (plus current maturities of long term indebtedness) of not less than 1.25 to 1.00.

The Loan Agreement provides that certain events, including Farm & Home’s failure to maintain its corporate existence, the suspension of the usual business of Farm & Home and any change in the senior management or ownership of Farm & Home not permitted by the Loan Agreement will constitute an event of default.  During the continuance of an event of default, the Lenders may take a number of actions, including declaring the entire amount then outstanding due and payable and pursuing remedies that are set forth in the Loan Agreement.  Pursuant to the Amendment, the Lenders consented to the transactions contemplated by the Purchase Agreement, including the change of control of Farm & Home.

Farm & Home may terminate the Working Capital Line and prepay any loans upon at least 30 days’ written notice to the Agent.  After any event of default, termination or non-renewal of the credit facilities, interest on all unpaid obligations will accrue at a rate equal to 2.5% per year in excess of the Prime Rate (as defined in the Loan Agreement).

The full text of the Loan Agreement and Amendment are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 7.01         Regulation FD Disclosure.

On February 8, 2008, the Partnership issued a press release announcing the events described in Item 2.01. The press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 7.01.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of the Partnership.

Item 9.01         Financial Statements and Exhibits.

(d)        Exhibits.

2.1        Purchase Agreement, dated as of December 21, 2007, by and among Farm & Home Oil Company, Richard A. Longacre, as sellers’ representative, the shareholders of Farm & Home Oil Company and Buckeye Energy Holdings LLC (incorporated by reference from Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on December 21, 2007).*

10.1      Amended and Restated Loan and Security Agreement, dated as of December 16, 2004, among Farm & Home Oil Company, Univest National Bank and Trust Co., Wachovia Bank, National Association, and the Lenders named therein, as amended by the First Amendment, dated January 10, 2005, the Second Amendment, dated July 13, 2005, the Third Amendment, dated August 19, 2005, the Fourth Amendment, dated December 7, 2005, the Fifth Amendment, dated December 22, 2006 and the Sixth Amendment, dated November 20, 2007.

10.2      Seventh Amendment, dated February 8, 2008, between Farm & Home Oil Company and Univest National Bank and Trust Co. to the Amended and Restated Loan and Security Agreement, dated December 16, 2004, as amended.

99.1      Press release of Buckeye Partners, L.P. issued February 8, 2008.

*Schedules and exhibits to the plan of acquisition and the amendments thereto were not filed.  The registrant will furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

	By:	Buckeye GP LLC,
its General Partner

		By:	/s/ Stephen C. Muther
Stephen C. Muther
President

Dated: February 8, 2008

Exhibit Index

Exhibit

2.1

Purchase Agreement, dated as of December 21, 2007, by and among Farm & Home Oil Company, Richard A. Longacre, as sellers’ representative, the shareholders of Farm & Home Oil Company and Buckeye Energy Holdings LLC (incorporated by reference from Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on December 21, 2007).

10.1

Amended and Restated Loan and Security Agreement, dated as of December 16, 2004, among Farm & Home Oil Company, Univest National Bank and Trust Co., Wachovia Bank, National Association, and the Lenders named therein, as amended by the First Amendment, dated January 10, 2005, the Second Amendment, dated July 13, 2005, the Third Amendment, dated August 19, 2005, the Fourth Amendment, dated December 7, 2005, the Fifth Amendment, dated December 22, 2006 and the Sixth Amendment, dated November 20, 2007.

10.2

Seventh Amendment, dated February 8, 2008, between Farm & Home Oil Company and Univest National Bank and Trust Co. to the Amended and Restated Loan and Security Agreement, dated December 16, 2004, as amended.

99.1	Press release of Buckeye Partners, L.P. issued February 8, 2008.